Exhibit 99.1

For immediate release	For More Information:

J. Bruce Hildebrand, Executive Vice President
325.627.7155

FIRST FINANCIAL BANKSHARES ANNOUNCES

FIRST QUARTER EARNINGS RESULTS

ABILENE, Texas, April 18, 2013 – First Financial Bankshares, Inc. (NASDAQ: FFIN) today reported earnings for the first quarter of 2013 of $18.58 million, up 4.62 percent compared with earnings of $17.76 million in the same quarter last year. Basic earnings per share were $0.59 for the first quarter of 2013 compared with $0.56 in the same quarter a year ago.

Net interest income increased 1.08 percent to $38.67 million compared with $38.26 million in the same period of 2012. The net interest margin, on a taxable equivalent basis, was 4.19 percent, up two basis points from 4.17 percent in the fourth quarter of 2012. The net interest margin was 4.39 in the first quarter of 2012.

The provision for loan losses was $401 thousand in the first quarter of 2013, compared with $1.30 million in the same quarter last year and $642 thousand in the fourth quarter of 2012. Nonperforming assets as a percentage of loans and foreclosed assets totaled 1.20 percent at March 31, 2013, compared with 1.22 percent at December 31, 2012, and 1.60 percent at March 31, 2012. Classified loans totaled $70.18 million at March 31, 2013, compared to $67.14 million at December 31, 2012, and $90.36 million at March 31, 2012.

Noninterest income increased 4.98 percent in the first quarter of 2013 to $13.96 million compared with $13.30 million in the same quarter a year ago. Trust fees increased to $3.79 million in the first quarter of 2013 compared with $3.45 million in the same quarter last year primarily due to continued growth in the fair value of Trust assets managed to $3.02 billion from $2.63 billion a year ago. Real estate mortgage fees increased 31.81 percent to $1.38 million compared with $1.05 million in the same quarter last year due to a stronger housing market and increased market share.

Noninterest expense increased in the first quarter of 2013 to $27.47 million from $26.47 million in the same quarter last year. The Company’s efficiency ratio in the first quarter of 2013 was 48.68 percent compared with 48.08 percent in the same quarter last year. Included in noninterest expense for the first quarter of 2013 was $143 thousand, primarily legal and travel, related to the Company’s recently announced acquisition of Orange Savings Bank, SSB, which is expected to close in the second quarter of 2013.

As of March 31, 2013, consolidated assets for the Company totaled $4.46 billion compared with $4.23 billion a year ago. Loans grew 18.86 percent and totaled $2.14 billion at quarter end compared to $1.80 billion a year ago. Total deposits were $3.55 billion as of March 31, 2013, which represents a 4.47 percent growth over $3.40 billion a year earlier. Shareholders’ equity rose to $564.25 million as of March 31, 2013, compared with $517.01 million at March 31, 2012.

“We are pleased to report another profitable quarter for our company,” said F. Scott Dueser, Chairman, President and CEO. “We continue to see good growth in earnings and loans while continuing to work to improve our efficiencies and are excited about our upcoming acquisition of Orange Savings Bank.”

About First Financial Bankshares

Headquartered in Abilene, Texas, First Financial Bankshares is a financial holding company that operates 11 banking regions with 56 locations in Texas including Abilene, Acton, Albany, Aledo, Alvarado, Boyd, Bridgeport, Brock, Burleson, Cisco, Cleburne, Clyde, Crowley, Decatur, Eastland, Fort Worth, Glen Rose, Granbury, Grapevine, Hereford, Huntsville, Keller, Merkel, Midlothian, Mineral Wells, Moran, Odessa, Ranger, Rising Star, Roby, San Angelo, Southlake, Stephenville, Sweetwater, Trent, Trophy Club, Waxahachie, Weatherford and Willow Park. The Company also operates First Financial Trust & Asset Management Company, N.A., with six locations and First Technology Services, Inc., a technology operating company.

The Company is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial Bankshares, please visit our website at http://www.ffin.com.

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Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company’s management, as well as assumptions made beyond information currently available to the Company’s management, and may be, but not necessarily are, identified by such words as “expect”, “plan”, “anticipate”, “target”, “forecast” and “goal”. Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company’s reports filed with the Securities and Exchange Commission, which may be obtained under “Investor Relations-Documents/Filings” on the Company’s Web site or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.

FIRST FINANCIAL BANKSHARES, INC.

CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

(In thousands, except share and per share data)

	As of
	2013	2012
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
ASSETS:
Cash and due from banks	$113,958	$207,018	$128,606	$122,534	$131,163
Interest-bearing deposits in banks	20,065	139,676	25,633	25,794	84,169
Interest-bearing time deposits in banks	45,172	49,005	67,506	74,594	62,018
Fed funds sold	3,175	14,045	23,400	10,100	11,200
Investment securities	1,959,054	1,820,096	1,883,864	1,963,367	1,963,341
Loans	2,138,137	2,088,623	2,003,854	1,918,292	1,798,867
Allowance for loan losses	(34,672)	(34,839)	(34,932)	(34,747)	(34,529)

Net loans	2,103,465	2,053,784	1,968,922	1,883,545	1,764,338
Premises and equipment	86,265	84,122	80,580	80,404	79,308
Goodwill	71,865	71,865	71,865	71,865	71,865
Other intangible assets	98	108	136	175	213
Other assets	52,863	62,293	60,035	59,426	59,635

Total assets	$4,455,980	$4,502,012	$4,310,547	$4,291,804	$4,227,250

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Noninterest-bearing deposits	$1,237,840	$1,311,708	$1,200,154	$1,156,238	$1,125,577
Interest-bearing deposits	2,312,286	2,320,876	2,244,244	2,235,942	2,272,495

Total deposits	3,550,126	3,632,584	3,444,398	3,392,180	3,398,072
Short-term borrowings	263,345	259,697	254,480	251,428	237,567
Other liabilities	78,257	52,768	61,757	113,933	74,606
Shareholders’ equity	564,252	556,963	549,912	534,263	517,005

Total liabilities and shareholders’ equity	$4,455,980	$4,502,012	$4,310,547	$4,291,804	$4,227,250

	Quarter Ended
	2013	2012
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
INCOME STATEMENTS
Interest income	$39,575	$39,801	$40,287	$39,911	$39,797
Interest expense	904	1,049	1,168	1,355	1,540

Net interest income	38,671	38,752	39,119	38,556	38,257
Provision for loan losses	401	642	787	759	1,296

Net interest income after provision for loan losses	38,270	38,110	38,332	37,797	36,961
Noninterest income	13,960	14,948	15,499	13,464	13,298
Noninterest expense	27,471	28,633	27,203	26,745	26,468

Net income before income taxes	24,759	24,425	26,628	24,516	23,791
Income tax expense	6,182	6,107	6,828	6,165	6,035

Net income	$18,577	$18,318	$19,800	$18,351	$17,756

PER COMMON SHARE DATA
Net income - basic	$0.59	$0.58	$0.63	$0.58	$0.56
Net income - diluted	0.59	0.58	0.63	0.58	0.56
Cash dividends declared	0.25	0.25	0.25	0.25	0.24
Shares outstanding - end of period	31,519,973	31,496,881	31,488,530	31,481,747	31,477,483
Average outstanding shares - basic	31,507,975	31,490,402	31,484,375	31,478,980	31,466,706
Average outstanding shares - diluted	31,601,364	31,530,907	31,502,172	31,497,241	31,479,743

PERFORMANCE RATIOS
Return on average assets	1.71%	1.68%	1.84%	1.75%	1.73%
Return on average equity	13.41	13.09	14.53	14.01	13.79
Net interest margin (tax equivalent)	4.19	4.17	4.26	4.33	4.39
Efficiency ratio	48.68	49.86	46.61	48.02	48.08

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Quarter Ended
	2013	2012
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$34,839	$34,932	$34,747	$34,529	$34,315
Loans charged off	(823)	(1,119)	(1,064)	(766)	(1,405)
Loan recoveries	255	384	462	225	323

Net charge-offs	(568)	(735)	(602)	(541)	(1,082)
Provision for loan losses	401	642	787	759	1,296

Balance at end of period	$34,672	$34,839	$34,932	$34,747	$34,529

Allowance for loan losses / period-end loans	1.62%	1.67%	1.74%	1.81%	1.92%
Allowance for loan losses / nonperforming loans	153.9	159.1	143.4	130.1	164.3
Net charge-offs / average loans (annualized)	0.11	0.14	0.12	0.12	0.24

NONPERFORMING ASSETS
Nonaccrual loans	$22,509	$21,800	$24,283	$26,606	$20,963
Accruing loans 90 days past due	24	97	69	105	53

Total nonperforming loans	22,533	21,897	24,352	26,711	21,016
Foreclosed assets	3,185	3,565	6,373	7,149	7,852

Total nonperforming assets	$25,718	$25,462	$30,725	$33,860	$28,868

As a % of loans and foreclosed assets	1.20%	1.22%	1.53%	1.76%	1.60%
As a % of end of period total assets	0.58	0.57	0.71	0.79	0.68

CAPITAL RATIOS
Tier 1 risk-based	17.54%	17.43%	17.66%	17.23%	17.73%
Total risk-based	18.80	18.68	18.92	18.48	18.99
Tier 1 leverage	10.69	10.60	10.49	10.36	10.31
Equity to assets	12.66	12.37	12.76	12.45	12.23

	Quarter Ended
	2013	2012
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
NONINTEREST INCOME
Trust fees	$3,793	$3,616	$3,723	$3,670	$3,454
Service charges on deposits	3,895	4,432	4,337	4,042	3,882
ATM, interchange and credit card fees	3,729	3,961	3,767	3,784	3,676
Real estate mortgage fees	1,384	1,331	1,495	1,218	1,050
Net gain on sale of available-for-sale securities	222	565	1,479	382	346
Net gain (loss) on sale of foreclosed assets	(316)	162	(106)	(404)	6
Net gain (loss) on sale of assets	168	5	(32)	105	122
Other noninterest income	1,085	876	836	667	762

Total noninterest income	$13,960	$14,948	$15,499	$13,464	$13,298

NONINTEREST EXPENSE
Salaries and employee benefits, excluding profit sharing	$14,101	$13,565	$13,502	$13,304	$13,186
Profit sharing expense	1,079	1,441	1,343	885	1,043
Net occupancy expense	1,766	1,790	1,806	1,743	1,737
Equipment expense	2,281	2,269	2,269	2,144	2,108
FDIC insurance premiums	572	565	563	565	527
ATM, interchange and credit card expenses	1,340	1,432	1,317	1,450	1,249
Legal, tax and professional fees	993	1,162	1,019	968	1,033
Audit fees	334	323	311	283	295
Printing, stationery and supplies	472	487	468	511	505
Amortization of intangible assets	10	28	38	38	44
Advertising and public relations	994	1,085	998	953	942
Correspondent bank service charges	202	220	220	216	200
Other noninterest expense	3,327	4,266	3,349	3,685	3,599

Total noninterest expense	$27,471	$28,633	$27,203	$26,745	$26,468

TAX EQUIVALENT YIELD ADJUSTMENT	$3,795	$3,727	$3,743	$3,673	$3,495

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Three Months Ended
	Mar. 31, 2013
	Average Balance	Tax Equivalent Interest	Yield / Rate
Interest-earning assets:
Fed funds sold	$12,907	$5	0.17%
Interest-bearing deposits in nonaffiliated banks	124,688	171	0.56%
Taxable securities	1,038,706	6,375	2.45%
Tax exempt securities	824,947	10,073	4.88%
Loans	2,111,138	26,747	5.14%

Total interest-earning assets	4,112,386	43,371	4.28%
Noninterest-earning assets	298,906

Total assets	$4,411,292

Interest-bearing liabilities:
Deposits	$2,320,932	$868	0.15%
Fed funds purchased and other short term borrowings	270,561	37	0.06%

Total interest-bearing liabilities	2,591,493	905	0.14%
Noninterest-bearing liabilities	1,258,152
Shareholders’ equity	561,647

Total liabilities and shareholders’ equity	$4,411,292

Net interest income and margin (tax equivalent)		$42,466	4.19%